SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported) February 20, 1998


                              ALFACELL CORPORATION

             (Exact name of registrant as specified in its charter)



        Delaware                       0-11088                      22-2369085
(State or other jurisdiction        (Commission                 (IRS Employer
 of incorporation)                   File Number)                Identification)



               225 Belleville Avenue Bloomfield, New Jersey 07003
             (Address of principal executive offices)     (Zip Code)



        Registrant's telephone number, including area code (201) 748-8082



        _________________________________________________________________
          (Former name or former address, if changed since last report)





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Item 5. Other Events.
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     Alfacell Corporation (the "Company") completed a private placement (the
"Private placement") resulting in gross proceeds of approximately $4.6 million, pursuant to Regulation D of the Securities Act of 1933 (the "Securities Act")

     The Private Placement was sold primarily to institutional investors and resulted in the issuance of approximately 1.2 million units (the "Units") at a unit price of $4.00. Each Unit consists of two (2) shares of the Company's Common Stock, par value $0.001 per share and one (1) warrant (the "Warrant"), exercisable for a period of three years, to purchase one (1) share of Common Stock at an exercise price of $2.50 per share. Harris, Webb & Garrison, Inc., an investment banking firm located in Houston, Texas acted as Placement Agent and received warrants (the "Placement Agent Warrants") to purchase an additional 116,858 similar units as part of its compensation.

     The Company intends to use the net proceeds, estimated to be approximately $4,345,540, to fund its development program, for working capital and for other general corporate purposes. A substantial portion of the proceeds are expected to be used to further the clinical development of the Company's flagship product, ONCONASE(R). Following the completion of the Private Placement, the Company has approximately 17.1 million shares of Common Stock outstanding.

     The securities sold in the Private Placement have not been registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The Company intends to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of Common Stock included in the Units (and Placement Agent units) and issuable upon the exercise of the warrants included therein. This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or an exemption from such registration or qualification is available.



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SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: February 23, 1998



                                                    ALFACELL CORPORATION
                                                 --------------------------
                                                        (Registrant)

                                             By: /s/ GAIL E. FRASER
                                                 --------------------------
                                                 GAIL B. FRASER
                                                 Chief Financial Officer
                                                 and Vice President of
                                                 Finance